FT 4768

TRUST AGREEMENT

Dated: April 23, 2014

The Trust Agreement among First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Trustee, First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, and FTP Services LLC, as FTPS Unit Servicing Agent, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 4484 and certain subsequent Series, Effective: November 6, 2013" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator, the Portfolio Supervisor and the FTPS Unit Servicing Agent agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

SENIOR LOAN & LIMITED DURATION PLUS CLOSED-END PORTFOLIO,
SERIES 91

The following special terms and conditions are hereby agreed to:

A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in Schedule A hereto.

B. The aggregate number of Units delivered by the Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03 of the Standard Terms and Conditions of Trust and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documentation confirming the ownership of this number of Units for the Trust is being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C. The Record Date shall be as set forth in the Prospectus under "Summary of Essential Information." The Trustee shall pay the amounts specified in Part I of Section 3.05 of the Standard Terms and Conditions of Trust accrued as of the Record Date on or shortly after the last Business Day of the month in which the Record Date occurs.

D. The Distribution Date shall be the 25th day of the month in which the related Record Date occurs.

E. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

F. First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $.0080 per Unit.

G. The Trustee's compensation rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit. However, in no event shall the Trustee receive compensation in any one year from any Trust of less than $2,000.

H. The Initial Date of Deposit for the Trust is April 23, 2014.

I. There is no minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

J. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust. No in-kind distribution requests submitted during the 10 business days prior to the Trust’s Mandatory Termination Date will be honored.

K. No Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 8.02.

IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York Mellon, First Trust Advisors L.P. and FTP Services LLC have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

FIRST TRUST PORTFOLIOS L.P.,
Depositor

By Elizabeth H. Bull
Senior Vice President

THE BANK OF NEW YORK MELLON,
Trustee

By Joan A. Currie
Managing Director

[SEAL]

ATTEST:

Michael T. Furnari

Vice President

FIRST TRUST ADVISORS L.P.,
Evaluator

By Elizabeth H. Bull
Senior Vice President

FIRST TRUST ADVISORS L.P.,
Portfolio Supervisor

By Elizabeth H. Bull
Senior Vice President

FTP Services LLC,
FTPS Unit Servicing Agent

By Elizabeth H. Bull
Senior Vice President

SCHEDULE A TO TRUST AGREEMENT

Securities Initially Deposited

FT 4768

(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)